UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 15, 2008, International Rectifier Corporation (the “Company”) issued a press release acknowledging receipt of an unsolicited proposal received August 15, 2008 from Vishay Intertechnology, Inc. (“Vishay”) and also noting that it received on August 15, 2008 correspondence from Vishay setting out certain claims against the Company arising from the prior sale of a Company unit to Vishay as discussed more fully in the Company’s recent SEC filings as well as an additional claim for rescission of the prior transaction.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 15, 2008, the Company issued a memorandum to its employees regarding the unsolicited proposal received August 15, 2008 from Vishay.  A copy of that memorandum is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 , will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Furnished herewith is Exhibit 99.1:  Press release, dated August 15, 2008, issued by International Rectifier Corporation (“Company”) acknowledging receipt of an unsolicited proposal received August 15, 2008 from Vishay Intertechnology, Inc. (“Vishay”) and also noting that it received on August 15, 2008 correspondence from Vishay setting out certain claims against the Company arising from the prior sale of a Company unit to Vishay as discussed more fully in the Company’s recent SEC filings as well as an additional claim for rescission of the prior transaction.

Furnished herewith is Exhibit 99.2:  A copy of internal employee memorandum issued by the Company to its employees regarding the unsolicited proposal received August 15, 2008 from Vishay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2008	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Tim Bixler
	Name:	Tim Bixler
	Title:	Vice President, General Counsel and Secretary